Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-212446

PROSPECTUS

GO2GREEN LANDSCAPING, INC.

5,000,000 Shares of Common Stock Offered by the Company at $0.02 per share

3,700,000 Shares of Common Stock Offered by the Selling Shareholders at $0.02 per share

Date of Prospectus: October 7, 2016

Prior to this offering, no public market has existed for the common stock of GO2GREEN LANDSCAPING, INC., a Nevada corporation (the "Company," "we," "us," "our"). Upon completion of this offering, we will attempt to have the shares quoted on the OTCQB maintained by OTC Markets Group, Inc. ("OTCMarkets"). There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market maker to quote our shares.

This is our initial public offering. We are registering a total of 8,700,000 shares of our common stock. Of the shares being registered, 3,700,000 are being registered for sale by the selling shareholders, and 5,000,000 are being registered for sale by the Company. Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor. The offering of the shares offered by the Company is being made on a self-underwritten, "best efforts" basis. Our directors, Tom Toth and John Scavo, will sell the shares offered by the Company on our behalf. They will not receive any commissions or proceeds for selling shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for a period of two hundred seventy (270) days from the original effective date of the registration statement of which this prospectus is a part, unless extended by our directors for an additional 90 days. Assuming all shares being offered by the Company are sold, the Company will receive net proceeds of $100,000. The selling shareholders will receive proceeds of $0.02 per share sold. The selling shareholders, as a group, will receive a maximum of $74,000, assuming all of their shares are sold. If they sell at $0.02 per share, they will make a profit of $0.01 per share on the sale. The Company will not receive funds from the sale of shares being offered by the selling shareholders. There is no minimum amount we are required to raise from the shares being offered by the Company, and any funds received by us will be immediately available to us. There is no guarantee that this offering will successfully raise enough funds to enable the Company to institute its business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by the Company by this prospectus. Rather, funds from the sale of shares offered by the Company will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors' subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled "PLAN OF DISTRIBUTION" and "USE OF PROCEEDS" herein.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this offering. We will not receive any proceeds from the sale of the 3,700,000 shares sold by the selling shareholders. This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of the registration statement of which this prospectus is a part.

GO2GREEN LANDSCAPING, INC. is an early stage company and, currently, has limited business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for GO2GREEN LANDSCAPING, INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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Until November 16, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Go2Green" and "Company" are to GO2GREEN LANDSCAPING, INC.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

GO2GREEN LANDSCAPING, INC. was incorporated in the State of Nevada on September 16, 2015. We are an early stage company and have limited business operations. We have been issued a "substantial doubt" going concern opinion from our auditors, and our only assets are our cash and cash equivalents, at June 30, 2016, consisting of approximately $33,730, in cash largely generated from the issuance of shares of our common stock.

The Company intends to operate a landscape design and construction business that specializes in green, water conserving products and services. The Company will offer customers in the greater Los Angeles area the option to convert their current water-consuming gardens, into attractive alternative layouts that require a fraction of the water that is needed to sustain a traditional lawn. The Company specializes in faux grass (artificial lawns), desert-oriented plants and grasses that are misers on water, as well as naturally-sourced landscaping stones and construction materials.

To date, the Company's activities have been limited to determining its material supply channels, initial branding efforts, and its formation and raising capital.

Our monthly expense rate is currently $1,500 per month. Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering and cover general expenses for the next 12 months. Currently we do not have sufficient capital to fund our planned business development. Per the Use of Proceeds section, we are attempting to raise $100,000, from this Offering. However, if we raise $50,000, we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $20,000 from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees for our reporting needs to the SEC but no additional business development.

The Company's business and corporate address is 825 Western Ave., Suite 19, Glendale, California 91201. Our telephone number is 310-418-9691, and our registered agent for service of process is Nevada Business Services, 1805 N. Carson Street, Suite X, Carson City, Nevada 89701. Our fiscal year end is September 30.

We received our initial funding of $47,000 through the sale of common stock to our officers, directors, and unaffiliated investors. Our officers and directors purchased 10,000,000 shares of our common stock at $0.001 on September 24, 2015, for $10,000. Twenty (20) unaffiliated private investors purchased 3,700,000 shares of common stock at $0.01 per share, for $37,000, during March and April, 2016. Our independent auditors have issued an audit opinion, for the fiscal year ended September 30, 2015, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering. We are registering a total of 8,700,000 shares of our common stock. Of the shares being registered, 3,700,000 are being registered for sale by the selling shareholders, and 5,000,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of this offering. The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this offering or until our shares are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices. If the selling shareholders sell their shares at $0.02, they will realize a profit of $0.01 per share.

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We will not receive any proceeds from the sale of any of the 3,700,000 shares offered by the selling shareholders. We will sell the 5,000,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this offering, and any funds received will be immediately available to us. This offering will close on the earlier of the sale of all of the shares offered or 270 days after the date of this prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

Implications of Being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.

The last day of our fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.	The last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;

3.	The date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which we are deemed to be a "large accelerated filer", as defined in Section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. That Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. That Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which requires shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a smaller reporting company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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The offering

Following is a brief summary of this offering. Please see the PLAN OF DISTRIBUTION and Terms of the Offering sections for a more detailed description of the terms of this offering.

Securities being Offered

8,700,000 shares of common stock: 5,000,000 shares which we are offering, and 3,700,000 shares which are being offered by the selling shareholders. The selling shareholders offering will close upon the earliest of (i) such time as all of shares offered by them have been sold pursuant to the registration statement of which this prospectus is a part or (ii) 360 days from the effective date of that registration statement. This offering of the shares offered by the Company will close on the earlier of the sale of all those shares or 270 days after the date of this prospectus, unless extended by our board of directors for an additional 90 days.

Price per share

The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this offering, or until our securities are quoted for trading on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued and Outstanding	13,700,000 shares of our common stock are issued and outstanding.

Offering Proceeds

$100,000 assuming 100% of the shares being offered by us are sold. However, if only 75%, 50%, or 25% of the shares being offered by us are sold, the proceeds will be $75,000, $50,000, or $25,000, respectively. The Company will not receive proceeds from the shares sold hereunder by the selling shareholders. Assuming 100% of the shares offered by the selling shareholders are sold, the selling shareholders will receive an estimated $74,000 for their shares sold hereunder.

Registration costs

We estimate our total offering registration costs to be $20,000. If we experience a shortage of funds prior to funding, our directors have verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares offered by the Company in this offering are sold, our executive officers and directors will own 53.5% of our common stock. However, if only 75%, 50%, or 25% of those shares are sold, our executive officers and directors will own 57.3%, 61.7% or 66.9%, respectively.

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RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With The Company.

Our independent auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying audited financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investments in the Company.

We lack an operating history and have no profits, which we expect to continue into the future. There is no assurance our future operations will result in continued profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on September 16, 2015, and we have not fully developed our proposed business operations and have only realized $850 in revenues commencing in June 2016. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss and accumulated deficit, since inception (September 16, 2015) to June 30, 2016, was $16,912, of which approximately $12,000 is for professional fees in connection with this offering. Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new customers who will buy our services, and
•	Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investments in the Company.

We have minimal clients or customers and even if we obtain more clients or customers, there is no assurance that we will make a profit.

We have minimal clients or customers. If we are unable to attract enough customers/clients to purchase our services (and any products we may develop or sell) it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business. The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

The Company currently has no employees and may have difficulties identifying, hiring and retaining a workforce.

The initial construction projects that were started by the Company in June of 2016, were done exclusively by Tom Toth and John Scavo. The construction labor market in Los Angeles, California, is tight, with an economy that is thriving, hence, it may be difficult to attract and retain qualified sub-contractors. The Company does not intend to hire employees, but rather to utilize a network of sub-contractors on a project by project basis. So while Tom Toth does have a network of skilled sub-contractors that he can draw from, there is no guarantee that they will be available when needed.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

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Because Messrs. Tom Toth and John Scavo (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other, outside business activities and will only devote between 20-75% of their time, or 8-30 hours per week, each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Toth and Scavo. Mr. Toth will devote 75%, or up to 30 hours per week, and Mr. Scavo will devote 20%, or up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

We are dependent upon our current officers.

We currently are managed by two officers, and we are entirely dependent upon them in order to conduct our operations. If they should resign or die, there will be no one to run the Company, and the Company has no key-man insurance. If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investments in the Company.

Our controlling stockholders have significant influence over the Company.

As of June 30, 2016, Tom Toth, the Company's chief executive officer and John Scavo, the Company's secretary, combined, owned 73% of our outstanding common stock. As a result, Messrs. Toth and Scavo possess significant influence over our affairs. Their stock ownership and as the only members of our board of directors, Messrs. Toth and Scavo will be able to delay or prevent a future change in control, merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock.

Two shareholders hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two shareholders, our president and secretary, own a controlling interest in our outstanding common stock. As a result, they have the ability to control all matters submitted to the stockholders of the Company for approval (including the election and removal of directors). A significant change to the composition of our board of directors could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could, in turn, harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which, in turn, could materially and adversely affect the market price of our common stock.

Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as Messrs. Toth and Scavo retain a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are also our president and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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We could face liability and other costs relating to our storage and use of personal information about our users.

Users provide us with personal information, including credit card information, which we do not share without the users' consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. Privacy legislation adopted in several states may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

Risks Associated With This offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), we will file periodic reports with the Securities and Exchange Commission through September 30, 2016, including a Form 10-K for the year ended September 30, 2016, assuming the registration statement of which this prospectus is a part is declared effective before that date. At or prior to September 30, 2016, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited investors) and total assets of more than $10 million on September 30, 2016. If we do not file a registration statement on Form 8-A at or prior to September 30, 2016, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is, currently, no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares of our common stock. If you want to resell your shares of our common stock, you will have to locate a buyer and negotiate your own sale. As a result, your investment in our common stock is illiquid.

An active trading market for our common stock may not develop in the future.

An active trading market for our common stock may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market for our common stock may, also, reduce the market value and increase the volatility of your shares of our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as a "penny stock") to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers. FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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Our Articles of Incorporation contain some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our Articles of Incorporation relating to delegation to our board of directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes. The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

Our common stock is considered "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since we will attempt to have our shares of common stock quoted on the OTCQB following this offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase our shares of common stock or a lack of market makers to support the stock price.

The market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

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Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney's fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. The indemnification policy could result in substantial expenditures by us, from which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue "blank check" preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that our stockholders may consider favorable.

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

We will sell the shares offered by the Company in this prospectus without an underwriter and may not be able to sell all of those shares.

The shares of common stock offered by the Company will be offered on our behalf by our officers and directors on a self-underwritten efforts basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered by the Company in this prospectus.

As there is no minimum for this offering, if only a few persons purchase shares offered by the Company, they will lose their money immediately without us being even able to develop a market for our shares.

As there is no minimum with respect to the number of shares of common stock to be sold directly by the Company in this offering, if only a few shares are sold, there may not be enough shares held to facilitate a public market for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

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If the registration statement of which this prospectus is a part is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company, or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. We intend to use the money raised in this offering as detailed in "Use of Proceeds" section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital, we may do so by selling additional shares of common stock, thereby diluting the shares and ownership interests of current shareholders.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or another OTC markets tier, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our shares for secondary trading, or identifying an available exemption for secondary trading in our shares in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our shares in any particular state, our shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million..

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 3,700,000 shares of common stock through this prospectus. They must sell these shares at a fixed price of $0.02 until such time as they are quoted on the OTCQB or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

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USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this offering, for the first twelve (12) months after successful completion of this offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since the Company does not intend to pay any offering expenses from the proceeds from this offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the shares offered by the Company is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$20,000	$20,000	$20,000	$20,000
DTC-Eligibility Fees	10,000	10,000	10,000	-
Office and Miscellaneous Expense	2,000	1,500	1,000
Website Design and Development	10,000	6,000	5,000	1500
Advertising and Marketing	15,000	15,000	5,000	2500
Construction Materials Acquisition	20,000	15,000	6,000	1000
Working Capital	23,000	7,500	3,000	-
Total	$100,000	$75,000	$50,000	$25,000

There is no minimum amount we are required to raise in this offering, and any funds we receive will be immediately available to us.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by the Company by this prospectus. Rather, funds from the sale of shares offered by the Company will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors' subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC"). Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Website Design and Development: Pertains to the payments that will be made to design and expand our website. The website will serve as a marketing anchor for the Company and will be optimized in the Los Angeles market for keywords that revolve around 'green landscaping,' and 'water conservation landscaping.' Our www.go2greenlandscaping.com website will support our business plan by providing a reliable flow of leads as prospective customers increasingly search for water-conserving lawn and garden solutions.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products in our selected target markets.

Construction Material Acquisition: this is an initial cost to acquire construction materials necessary to begin operations. These materials can range from faux grass, landscaping stones, to water conserving plants and foliage.

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Working Capital: Pertains to the funds allocated to general working capital. Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this offering:

If only 75% ($75,000) of this offering is sold, we estimate that this would still provide sufficient capital to develop and build out our website, properly market our landscaping products, acquire construction materials, and cover our office expenses. We would also have approximately $7,500 of working capital to utilize, but still enough to capitalize on differing marketing opportunities when then they come up, or cover deficiencies in other areas.

If only 50% ($50,000) of this offering is sold, we will have to tone down our goals. We will still be able to develop a website, but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to market our landscaping services, but again it will not on the same scale. Our offices expenses will have to be curtailed, as well as our ability to utilize working capital. While 50% funding is not ideal and will cause us to lower our ambitions, it is what we estimate will be the minimum amount to raise to cover b operations for the first 12 months.

If 25% ($25,000) of this offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months. This would seriously hinder the development of our business and our ability to generate sufficient revenues. Our website and marketing would be rudimentary, our office expenses cut to bare minimum, and there will be no working capital to speak of. In short, we would not be able to develop the business and/or generate sufficient revenues in the first year without additional financing. Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this offering would be able to trade his or her shares in a public market, should a public market even be achieved.

If we do not raise sufficient funds to pay professional fees, estimated to be $20,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCQB quotation.

We feel that we need to raise a minimum of $50,000 in offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history
•	the proceeds to be raised by this offering
•	the amount of capital to be contributed by purchasers in this offering in proportion to
•	the amount of stock to be retained by our existing stockholders, and
•	our relative cash requirements.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of June 30, 2016, the net tangible book value of our shares of common stock was approximately $30,088 or approximately $0.0022 per share based upon 13,700,000 shares outstanding.

	100%	75%	50%	25%
	(5,000,000 Shares)	(3,750,000 Shares)	(2,500,000 Shares)	(1,250,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0022	$0.0022	$0.0022	$0.0022
Net Tangible Book Value Per Share After Stock Sale	$0.0059	$0.0049	$0.0037	$0.0023
Increase in net book value per share due to stock sale	$0.0037	$0.0027	$0.0015	$0.0002
Dilution (subscription price of $0.02 less NBV per share) to purchasing shareholders	$0.0141	$0.0151	$0.0163	$0.0177

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 3,700,000 shares of the common stock offered through this prospectus. Those 3,700,000 shares were sold in private placement transactions during March 2016 and April 2016. Those transactions were exempt from registration under the Securities Act of 1933 pursuant to the exemption from such registration specified by the provisions of Section 4(a)(2) of that act and Rule 506(b) of Regulation D as promulgated by the SEC.

The following table provides as of August 15, 2016, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of this offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

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To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 13,700,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
	To This	Offered	After	After	Familial
Name of Selling Shareholder	Offering	For Sale	Offering	Offering	Relationships

Romulus Barr	150,000	150,000	0	0	None
Tim Conte	100,000	100,000	0	0	None
Vincent Fiscella	100,000	100,000	0	0	None
Lucia Mulas	100,000	100,000	0	0	None
Joseph Whitesides	200,000	200,000	0	0	None
Wen Shun Kuo	100,000	100,000	0	0	None
Oswaldo Cortez	400,000	400,000	0	0	None
Joshua David	100,000	100,000	0	0	None
Bryan Doty	50,000	50,000	0	0	None
Barry Gerber	300,000	300,000	0	0	None
Agustin Hondares	100,000	100,000	0	0	None
Mary Catherine Mann	300,000	300,000	0	0	None
Artak Noravyan	300,000	300,000	0	0	None
Janice Powell	300,000	300,000	0	0	None
David Rose	300,000	300,000	0	0	None
Aaron Schneider	200,000	200,000	0	0	None
Jeffery Scofield	100,000	100,000	0	0	None
Elisha Reyna	100,000	100,000	0	0	None
Luis Zarazna	100,000	100,000	0	0	None
Joshua Powell	300,000	300,000	0	0	None

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of the Company.

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PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") offering. This prospectus permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Tom Toth and John Scavo, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act").

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation; and,
b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and
d.

Our officers and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of that rule.

Our officers, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.02. The price of $0.02 per share is a fixed price for the duration of this offering or until our shares are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement of which this prospectus is a part or (ii) 360 days from the effective date of the registration statement of which this prospectus is a part.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we receive from the sale of the shares offered by us by this prospectus. Rather, funds we receive from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors' subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

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Upon receipt and acceptance of subscriptions for the purchase of the shares offered by us by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company's general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. The Company will apply to have its shares of common stock listed on the OTC Markets immediately after the date of this prospectus. We anticipate once the shares are quoted on the OTC Markets, the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.02 per share for the duration of this offering. Selling shareholders may also sell in private transactions. If the selling shareholders sell their shares at $0.02, they will realize a profit of $0.01 per share. We cannot predict the price at which shares may be sold or whether our common stock will ever trade on any market. Our shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the selling shareholders and the broker-dealers through or to which those shares are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act of 1933, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act of 1933. In the event any selling shareholder engages a broker-dealer to distribute his or her shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment to the registration statement of which this prospectus is a part containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock and, therefore, be considered to be underwriters, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before their first sale and ending with the date of their last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Markets, the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock, your broker is required to tell you the offer and the bid on the stock and the compensation the salesperson and the firm receive for the trade. The broker must also mail a monthly statement showing the market value of each penny stock held in your account.

While the Company plans to apply for quotation on the OTCQB upon the completion of this offering, we cannot guarantee that such application will be successful. We can also provide no assurance that all or any of our common stock offered will be sold by the selling shareholders.

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The selling shareholders and any broker-dealers or agents that are involved in selling their shares will be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

Because the selling shareholders will be deemed to be "underwriters" within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

We will pay all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be paid by the respective selling shareholder or other party selling the common stock.

Terms of the offering

The shares offered by the Company will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date the registration statement of which this prospectus is a part is declared effective (which also serves as the date of this prospectus) and shall continue for a period of 270 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise closed by us.

This offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 3,700,000 shares by the selling shareholders. We will be selling all of the 5,000,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this offering, and any funds received will be immediately available to us.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by the Company by this prospectus. Rather, funds from the sale of shares offered by the Company will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors' subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares offered by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to "GO2GREEN LANDSCAPING, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions for the shares offered by us in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of our common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable. Reference is made to the Company's Articles of Incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

While our Articles of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future. Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed (assuming the entire 5,000,000 shares offered by the Company are sold), the present officers and directors will own 53.5% of our outstanding shares and all other shareholders will own 46.5%. If 50% or 25% (2,500,000 or 1,250,000) of those shares are sold, the officers and directors will own 61.7% or 66.9% of our outstanding shares, respectively and all other shareholders will own 38.3% or 33.1%, respectively.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (September 16, 2015) through September 30, 2015 and our unaudited statements for the nine month period ended June 30, 2016, are included in this prospectus. MaloneBailey, LLP, 9801 Westheimer Rd., Houston, Texas 77042, has audited our September 30, 2015, statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Blvd., Suite 101, Irvine, California 92618 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Go2Green Landscaping Inc. was incorporated in the State of Nevada on September 16, 2015. Our fiscal year end is September 30. The Company's address is 825 Western Avenue, Glendale, California 92011. Go2Green Landscaping Inc. has $850 in revenue, a net loss of $4,741 during the nine months ended June 30, 2016, and an accumulated deficit of $16,912 for the period since inception (September 16, 2015) to June 30, 2016, and had $33,730 of cash on hand at June 30, 2016. We have relied upon the sale of our securities for funding. We have not commenced landscaping or minor construction services.

We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. The Company, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

The Company provides comprehensive landscaping services centered on the fundamental promotion of water conservation through 'green' gardening practices in the greater Los Angeles area. California is, currently, in the midst of an unprecedented 4-year drought, and in fact, one of the worst periods of drought in the state's recorded history. In summer, the temperatures in the Greater Los Angeles area and surrounding valleys consistently soar to record-high levels, and the supporting water reservoirs are critically low. Traditionally, Southern California relies on the rainy season from December to April to replenish reservoirs that are used for everything from vital agricultural irrigation and drinking water, to manufacturing industries, to household use, which includes a staggering proportion for lawn and garden watering. Historically, the moisture-heavy winter storms that rolled in over the Sierra Nevada mountains deposited large alpine snow packs that subsequently melted in spring months to supply up to 30% of the state's water requirements. Now, while it appears that the winter of 2015-2016 has supplied some relief in the form of El Nino induced storms, 2015 saw the existing snow pack at its second-lowest level on record. The federal government has warned farmers in the Central Valley of California that for the 2nd year in a row, it will not provide any water from its Central Valley reservoir system – a tremendous setback to an international multi-billion dollar industry.

In March 2015, state regulators voted to impose a new round of broad-based water conservation rules. From the once routine pouring of water into glasses at the restaurant table, to the often daily irrigation of front and backyard lawns and gardens, the government is initiating sweeping changes in response to the recognized crises. Furthermore, based on recent years, and with the assessment for this year, farmers anticipate leaving as much as one million acres fallow, nearly twice the area that went unplanted last year. In cities such as Santa Barbara, desalination plants that have hitherto gone unused, are now being restored and brought on line to help meet the fresh water demand. In short, while the El Nino storms of 2015-2016 provided some short term relief, there is no evidence to conclude that the current crisis will ease anytime soon, hence, California is in dire need of strategies for water diversion and conservation.

The motivation for the Company came in part from the desire to help address California's drought crisis by providing individuals with the ability to choose sustainable water-saving landscape alternatives. Our sustainable garden solutions not only offer an array of options for groundcover and plant materials, but select species that are naturally more indigenous to the arid environment and flourish in such climates. The idea of a "desert oasis," planting high water-demand plants in an arid setting is no longer realistic from an environmental or economic perspective. Through selecting beautiful low-demand plant material, alongside natural stone surfaces, dramatic landscape settings can be created to conserve both water and money realized year after year.

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For individuals seeking to maintain a more traditional appearance of their gardens with the juxtaposition of grass in this emerging desert landscape, the Company has specifically targeted the use of ultra-realistic faux grass to supplant the use of real grass for 'lawnscapes'. The technology of faux grass has made significant strides in quality, aesthetic, and price over recent years. Older versions of faux grass, or artificial turf as it was more commonly called, often lacked the look and feel of real grass, was prone to fading and wear, and was in some cases hazardous in its construction - containing unwanted elements such as lead. Previous generations of faux grass simply could not match the beauty of a real, lush lawn, however, this is no longer the case. Faux grass is now a well-constructed, durable, safe, and viable alternative to real grass, with remarkable visual similarities to real grass. Faux grass lawns are purposely built, determining density and height of grass 'blades' based on needs of residential and commercial uses. From pet ownership to recreational playing fields, these made in the USA solutions are readily available and highly customizable.

The Company is in the process of determining landscaping options that include plants that are misers with water, as well as natural patio stones and bricks that when blended all together, create a spectacular and realistic yard. The Company will do all of the project construction and ensure that each element is properly designed and installed. The Company will also warranty all of its work.

The market for our services is currently strong and growing, with now even local governments in Los Angeles providing cash subsidies to homeowners when they convert to sustainable landscaping. The Company will provide full service care for residential and commercial properties, from initial landscape design, to hard and soft materials selection, plant or synthetic groundcovers, as well as installation. As water conservation emerges in the consciousness of the consumer, the Company is positioned to be a leading resource for innovation in this field.

While the Company is based in Glendale, California, we are planning to do our initial test marketing in the wealthy enclave known as the greater "South Bay" communities such as Manhattan Beach, Hermosa Beach, Palos Verdes, Redondo Beach, and the Pacific Palisades are all nearby and generally have upper tier demographics. This market has both the means and the social awareness to embrace our green water-saving concept. Homeowners in these areas often have fantastic properties and put a high value on aesthetic, and when this is coupled with a social obligation to conserve water, a powerful marketing case is created. The Company will eventually expand beyond the South Bay market and ultimately encompass all of the greater Los Angeles region, however, it is felt that starting in relatively more affluent areas is most prudent.

The Company feels that at 100% funding or, $100,000, it will be able to execute all phases of its business plan, for ongoing SEC reporting costs, as well as the costs of marketing our website, purchasing materials, and paying contractors for work performed. Extra resources will not be needed, however, it will have to rely on timely payments from customers to maintain cash flow; for if customers, for whatever reason, fail to pay on time for services rendered, it could cause stress on its financial position.

In terms of revenue generation, the Company has commenced work on initial landscaping projects in June of 2016, utilizing the labor of Tom Toth and John Scavo; and subsequently, it has also taken on additional projects in July and August of 2016. The Company hopes to expand production further in the fall of 2016, by adding up to three (3) landscaping subcontractors to assist on projects, as needed.

Distribution Methods

Potential customers will find the Company primarily through an on-line campaign that will leverage our as yet to be built website. On-line ads and marketing platforms such as Google Adwords will be employed in our initial campaign. It is also hoped that as our marketing takes hold and customers start to enjoy our services that a solid referral network will come into being. The Company will also take out strategic ads and place coupons in local home flyers and home and garden publications.

Status of Publicly Announced New Products or Services

The Company has no new publicly announced products or services.

Competitive Business Conditions and Strategy; the Company's Position in the Industry

The Company will compete with other local faux grass and landscape installation companies. Established companies such as AGI (Artificial Grass Inc.) and "Fass" Fake Grass, among others, are well established in the Greater Los Angeles market and produce quality work. We will be in direct competition with these firms, and will hopefully carve out our own niche in this rapidly expanding market. What will set the Company apart is that it will provide an all-encompassing water conservation and landscape solution. In essence, the Company will approach each customer and look at their lawn, garden, and landscaping needs in their totality.

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We will be able to assess all aspects of a customer's landscaping needs, from the installation of faux grass, to the determining of proper plants and foliage, to the shipping and installation of landscape construction materials. Rather than simply being a one off turf installer, we will provide complete landscaping solutions that aesthetically blend all of the elements together to create water conserving function, with eye-pleasing form. Everything will be geared to bringing water usage to an absolute minimum, but do it a way that exceeds our customer's expectations and almost masks the underlying purpose with the sheer beauty of the finished product.

The Company will also act as a go to educational resource that can provide do-it -yourself information for customers that are both inclined to research and perhaps tackle projects on their own. Information will be primarily gleaned through our website and downloadable conservation and landscaping whitepapers. Customers will be able to get a wealth of technical detail and step by step installation advice. We will also provide key details on government incentives that can significantly reduce the cost of a project, as well as long term cost savings vs. keeping their existing real-grass yard. Our goal in providing as much information as possible is to empower our customers to make informed decisions, and also to do our part to mitigate the larger water crisis whenever possible. We are also confident that a high percentage of those that purchase our materials will also become customers and purchasers of our complete landscaping solution.

Talent Sources and Names of Principal Suppliers

The key to our success will be in the quality of our leadership and the degree to which we excel in our customer service. We feel that we have retained the right talent to succeed. Tom Toth is a local Los Angeles contractor, who has built a number of successful construction businesses. Mr. Toth currently owns Pacific Vinyl Fences, which installs state of the art durable fencing, deck and patio covers. Mr. Toth, in operating his current business, was struck by the degree to which customers were also asking him about faux grass and ecological landscaping.

Mr. Toth would frequently refer inquires to others, until he realized that the market was ripe to provide the solution in-house and do so in concert with a larger ecological good. Mr. Toth has also done a considerable amount of practical research and has identified local garden centers that can provide low water consumption plants and greenery, as well as local wholesalers of faux grass that is 100% American made and of high quality. Also, through Mr. Toth's network of construction industry contacts, a reliable source of landscaping materials has been identified.

The Company is also in the process of acquiring the services of a landscape designer that can render 3-D designs and graphic illustrations. The main goal being to supply a seamless customer experience from the first estimate, through to the design and construction phases.

The Company also has the services of John Scavo. Mr. Scavo is an established Los Angeles based entrepreneur. Mr. Scavo has founded a number of successful companies, and he currently owns and operate JSF-HOWS LLC. Mr. Scavo built this company from scratch into a major supplier of high quality catering for the Los Angeles motion picture business. He handled all phases of its growth from the initial marketing plan, to the cold-call sales meetings, and finally to the customer service. Mr. Scavo strives to always supply high quality and environmentally-friendly meals to an often demanding and upscale customer. His keen interest in providing environmentally friendly products has piqued Mr. Scavo's interest in the Company. Prior to JSF-HOWS LLC, Mr.Scavo established another successful entrepreneurial business in the food and beverage industry and ultimately sold it after a number of years of operation. Mr. Scavo understands start-ups, how to manage the costs, and how to properly market the services. He is willing to devote his marketing and sales expertise to the Company and build a comprehensive marketing strategy that will connect the Company with its targeted upper-tier demographic. Mr. Scavo also realizes the tertiary benefit of the Company, in that every gallon of water saved domestically can help go to the irrigation of sustainable and natural crops (food stuffs) – that he of course relies on in his other line of work.

Dependence on one or a few major customers

The Company will not be dependent on any one customer for its success. Multiple customers will be solicited, and multiple suppliers of relevant construction and landscaping materials will be sourced.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

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Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

There are no extra research or development costs, as our officers and directors are donating their time and energy in this start-up phase.

Number of Employees

The Company has no employees. The officers and directors are largely donating their time to the development of the Company, and intend to do whatever work is necessary to bring us to viability. Mr. Toth will devote 75%, or up to 30 hours, per week and Mr. Scavo will devote 20%, or up to 8 hours, per week. We believe that the hours being devoted by Mr. Toth and Mr. Scavo are sufficient to carry out our business plan. We have no other employees, but do foresee hiring additional customer service contractors as the Company expands into other markets.

The Company intends to use the services of subcontractors, as needed, during the next 12 months.

Plan of Operation

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation, established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus. Except for the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months, unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses. Accordingly, we are attempting to raise sufficient capital from sources. Our only other source for cash at this time is investments by others and loans from our officers and directors. We must raise cash or increase our revenues to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this offering.

We are an early stage company that has limited operations, no revenue, limited financial backing and limited assets. The Company plans to develop revenues in the summer of 2016. Our plan is to further develop and grow our operations.

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In terms of our development, as we go through the SEC approval process in 2016, we will also finalize our branding, and develop a marketing website. The website will be the anchor of our marketing efforts and, hopefully, will produce a viable source of leads. Once completed, the website Go2GreenLandscaping.com will be optimized in the greater Los Angeles region and target keywords (or google search terms) that revolve around "Landscaping," "Faux Grass," "Lawn and Gardens," and "LA Landscaping Deals (etc.)." A pay per click (PPC) campaign will also be undertaken using both Google, Facebook and Bing that will target the same landscape-related keywords.

The Google, Facebook, and Bing PPC campaign will function by attaching keyword search terms such as "Los Angeles Landscaping Deals," to a specific word ad that will appear on the right hand side of most internet searches. Hopefully, customers will click on these ads and will in turn be taken to a Company landing page that is specifically designed to generate a response (or lead). Each click on our ads comes at a cost, and the Company will carefully manage this budget so as to generate leads at the lowest cost possible.

In this early development stage, the Company plans to commence the generation of revenues by the summer of 2016. Our president, Mr. Toth, does have a back log of informal leads from vinyl fencing customers that expressed interest in faux grass landscaping. So as a test and to work out the logistical aspects of construction, we will take on a few of these preliminary jobs. Again, it must be stressed that this is a small market test and does not reflect what will hopefully happen when our marketing plan is brought to fruition. In June 2016, the Company earned $850 from an initial landscaping project, solely utilizing the labor of the Company's management.

It is expected that the first version of the Company's website will be finished by August, 2016, and the initial Google Adwords marketing will be launched shortly thereafter. The Company will also undertake a grassroots marketing effort to canvas the aforementioned test markets, and ascertain the interest level in converting to a faux grass lawn. The approach will be a free consultation and estimate. The grassroots outreach will also encompass attending Chamber of Commerce and local networking events to help better disseminate our message. The idea behind the Chamber of Commerce outreach is to connect with likeminded businesses that also wish to do something about the water crisis. This could also create referral opportunities down the line.

The Company, during this initial start-up phase from July 1, 2016, to December 31, 2016, will solidify its network of material suppliers. At least 2 faux grass producers that focus on high grade, American-made products will be used. We will also solidify relations with a local garden center that specializes in low water consumption plants and greenery. We will also secure access to top grade patio stones and rockery that will be used in the supporting landscape construction.

The second phase of development from January 1, 2017 to June, 2017, will have already seen the initial landscape construction projects completed. Trained subcontractors will be sourced and familiarized with our operations. Any issues that may have appeared in our initial project construction will be ironed out and further refined. Also, during this phase of development, workshops will be offered in partnership with the local Chamber of Commerce(s) whereby the public will be given the opportunity to come in and get hands-on information about our conservation landscaping options.

At the 100% funding level of $100,000, it is estimated that the cost of constructing our website and staging our marketing efforts will be $25,000. The website development will be approximately $10,000, with an additional $7,500 being set aside for search engine optimization ("SEO") keyword optimization. The remaining $7,500 will be used for the generation of supporting marketing materials and in the staging for the Pay Per Click campaign. The Company is also setting aside $20,000 that will be available for construction material acquisition.

Tom Toth has agreed to let the Company use some of his workshop storage space, work vehicles, and tools to assist in this start-up phase. The Company will use these assets at no cost, however, as business picks up and the concept takes off, it will be expected that the Company will acquire its own equipment. Mr. Toth does not wish to co-mingle his existing business with ours, but merely wants to help us get started.

At each stage of its development, the Company will assess the results of its construction season(s) and determine areas that can be improved or further developed. An evaluation will also take place to warrant expanding the business beyond the South Bay and into the larger Los Angeles region.

Reports to Security Holders

Once this offering is declared effective, the Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, the Company will make available an annual report including audited financials on Form 10-K to security holders. We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, Current Reports on Form 8-K, Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding Go2Green Landscaping and filed with the SEC at http://www.sec.gov.

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DESCRIPTION OF PROPERTY

Our principal business and corporate address is 825 Western Avenue, Glendale, California 92011; our telephone number is 310-418-9691. The space is being provided by management on a rent free basis. We have no intention of finding, in the near future, another office space to rent during the early stage of the Company.

We do not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS OF THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Markets.

Of the 13,700,000 shares of common stock outstanding as of August 15, 2016, 10,000,000 shares were owned by Messrs. Toth and Scavo and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this prospectus, we have 22 stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future. The Company's board of directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the board of directors may deem relevant.

Rule 144 Shares

After the date the registration statement of which this prospectus is a part is declared effective, 10,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who is considered an affiliate (generally an officer, director or holder of 10% or more of the Company's common stock) has satisfied a six month holding period for such restricted securities may sell within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our officers and directors own 10,000,000 restricted shares, or 73.0% of our outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

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Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Nine Months Ended
June 30, 2016

Total revenue	$850
Total operating expenses	$16,325
Operating loss	$(15,475)
Net loss	(15,475)
Net loss per common share: Basic and Diluted	$(0.00)
Weighted average number of common shares outstanding: Basic and Diluted	$11,231,195

Nine Months Ended
June 30, 2016

Cash Flows Used In Operating Activities	$(8,270)
Cash Flows Used In Investing Activities	$-
Cash Flows From Financing Activities	$37,000
Net Increase In Cash During Period	$28,730

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

We have generated revenues of $850 for the nine months ended June 30, 2016 and have incurred $16,325 in expenses through June 30, 2016.

The following table provides selected financial data about the Company as of June 30, 2016, and September 30, 2015.

	As at	As at
Balance Sheet Date	June 30, 2016	September 30, 2015

Cash	$33,730	$5,000
Total Assets	$34,580	$8,563
Total Liabilities	$4,492	$-
Stockholders' Equity	$30,088	$8,563

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Our increase in cash of $28,730 can be due to proceeds from the issuance of common stock of $37,000 to unaffiliated investors and reduced by cash flows used in operating activities of $8,270. Our liabilities increased $4,492 due to an increase in accounts payable.

The following summary of our results of operations, for the three and nine months ended June 30, 2016, and the period from inception (September 16, 2015) to September 30, 2015, should be read in conjunction with our financial statements, as included at the end of this prospectus.

			From Inception
	Three Months Ended	Nine Months Ended	(September 16, 2016) to
	June 30, 2016	June 30, 2016	September 30, 2015
Revenue	$850	$850	$-
Operating Expenses
General and administrative	376	4,260	-
Professional fees	5,215	12,065	1,437
Total Operating expenses	5,591	16,325	1,437
Operating loss	(4,741)	(15,475)	(1,437)
Net Loss	$(4,741)	$(15,475)	$(1,437)

Revenue

We earned revenues of $850 for the nine months ended June 30, 2016. Our operations commenced in June 2016.

Expenses

Operating expenses for the nine month periods ended June 30, 2016, was $16,325, comprised of $12,065 for professional fees and $4,260 for general, and administrative fees. Our professional fees are our legal, accounting and other miscellaneous fees that are primarily relate to the costs of forming the Company and filing this registration statement.

Our general and administrative expenses are comprised of the following accounts and amounts:

Nine Months Ended
June 30, 2016
Bank Charges	$52
Filing fees	200
Office/General Administrative Expenses	3,521
Regulatory fee	487
Total general and administrative	$4,260

We have not paid any management fees to our two officers since inception through the period ended June 30, 2016. Our general and administrative expenses have been for bank charges, filling fees, office expenses, and regulatory fees.

If we do not raise or generate through revenues sufficient funds to cover professional fees, estimated to be $20,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCQB quotation.

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Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We are an early stage company and generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of this offering.

If we do not raise or generate through revenues sufficient funds to cover professional fees, estimated to be $20,000 for the next 12 months, we would not be able to remain reporting with the SEC and, therefore, we would not be able to obtain an OTCQB quotation.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between our officers and directors and us. During the next year of operations, our officers and directors will also provide their labor to us at no charge.

If we are unable to meet our needs for cash from either our revenues, or the money that we raise from our offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the next year of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable, as we are a smaller reporting company.

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DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Tom Toth	47	President, Chief Executive Officer (CEO),
825 Western Ave Suite 19		Chief Financial Officer (CFO), Treasurer, and Director
Glendale, California 91201

John Scavo,	42	Secretary, Treasurer and Director
825 Western Ave Suite 19
Glendale, California 91201

Tom Toth has held the position of director since September 16, 2015, and president, CEO, CFO, since September 16, 2015. John Scavo has held the positions of director, secretary, and treasurer since September 16, 2015. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934. Tom Toth, the president and a director of the Company, currently devotes up to 20 hours per week to Company matters. John Scavo, our secretary and a director, currently devotes up to 8 hours per week to Company matters. After receiving funding per our business plan, Tom Toth will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company and Mr. Scavo will continue to devote up to 20% (8 hours per week) of his time to manage the affairs of the Company.

No executive officer or directors of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, directors or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or directors of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Tom Toth

Tom Toth is the founder and owner of Pacific Vinyl Fences, a South Bay-Los Angeles-based company established in 2010. Prior to 2010, Mr. Toth also purchased and operated California Fences from 2007 to 2010, a company that specializes in the installation of high quality vinyl fences, decks, and patio covers. Mr. Toth's additional organizational experience comes in his working as a crew chief of fleet services for American Airlines at Los Angeles International Airport, from 1987 to 2006. Mr. Toth is also the president of his local homeowners association and a member of the Better Business Bureau.

Mr. Toth's interest in the Company stems from a demand he has witnessed to provide the Greater Los Angeles region with more ecologically sensitive water conservation solutions.

30

John Scavo

John Scavo is a Los Angeles-based entrepreneur that has specialized since 2000 in providing high quality catering services to Los Angeles movie and television production sets. Mr. Scavo counts a number of top studios as customers, and the services of his company, JSF-HOWS LLC, are in high demand. Prior to starting his catering business, Mr. Scavo attended Cabrillo Junior college in Santa Cruz, California, from 1994-1997, and he also joined and was deployed in the U.S. Navy. Mr. Scavo specializes in sales and marketing, and in the Navy he learned valuable team building skills. Mr. Scavo is bringing his entrepreneurial abilities to the Company and also recognizes the urgent need to help, if even in a small way, to mitigate the California water crisis.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of the Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (September 16, 2015) to year ended September 30, 2015, no compensation has been accrued by or paid to

i.	any individual serving as the Company's principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
ii.

The Company's two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

iii.

up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the period.

The following table sets forth for the fiscal year ended September 30, 2015, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Tom Toth, President, CEO, CFO	2015	0	0	0	0	0	0	0	0

John Scavo, Secretary, Treasury	2015	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors is being compensated for their services during the early stage of our business operations, and are not considered to be employees of the Company. No other compensation has been or is planned to be paid.

31

We have not paid any salaries in 2015, and we do not anticipate paying any salaries at any time during the fiscal year ended September 30, 2016. We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so. The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments. During the year ended September 30, 2015, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Tom Toth 825 Western Ave Suite 19 Glendale, California 91201	5,000,000	36.5%

Common	John Scavo 825 Western Ave Suite 19 Glendale, California 91201	5,000,000	36.5%

Common	Directors and Officers as a Group (2 individuals)	10,000,000	73.0%

_________

1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

2)	Each shareholder owns his or her shares directly.
3)	Based on 13,700,000 shares issued and outstanding as of August 15, 2016.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On September 16, 2015, 5,000,000 shares of Go2Green Landscaping' common stock were issued each to Tom Toth and John Scavo, officers and directors of the Company, at the price of $0.001 per share (a total of 10,000,000 shares of common stock and $10,000).

Messrs. Toth and Scavo are our founders and, therefore, may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Unaudited Interim Financial Statements for the three and nine months ended June 30, 2016

•	Audited Financial Statements for the period from Inception (September 16, 2015) to the period ended September 30, 2015

34

GO2GREEN LANDSCAPING, INC.

Interim Financial Statements

For the Quarterly Period Ended June 30, 2016

(Unaudited)

35

GO2GREEN LANDSCAPING, INC.

Balance Sheets

(Unaudited)

	June 30,	September 30,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$33,730	$5,000
Accounts receivable	850	-
Prepaid expenses	-	3,563
Total Current Assets	34,580	8,563

TOTAL ASSETS	$34,580	$8,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	4,492	-
Total Current Liabilities	4,492	-

Total Liabilities	4,492	-

Stockholders' Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 180,000,000 shares authorized, 13,700,000 and 10,000,000 shares issued and outstanding, respectively	13,700	10,000
Additional paid in capital	33,300	-
Accumulated deficit	(16,912)	(1,437)
Total Stockholders' Equity	30,088	8,563
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,580	$8,563

The accompanying notes are an integral part of these unaudited financial statements

36

GO2GREEN LANDSCAPING, INC.

Statement of Operations

(Unaudited)

	Three Months Ended	Nine Months Ended
	June 30,	June 30,
	2016	2016

Revenues	$850	$850

Operating Expenses
General and administrative	376	4,260
Professional fees	5,215	12,065
Total Operating Expenses	5,591	16,325

Loss from operations	(4,741)	(15,475)

Provision for Income Taxes	-	-

Net Loss	$(4,741)	$(15,475)

Net Loss Per Common Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	13,566,930	11,231,195

The accompanying notes are an integral part of these unaudited financial statements

37

GO2GREEN LANDSCAPING, INC.

Statement of Cash Flows

(Unaudited)

Nine Months Ended
June 30,
2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Accounts receivable	(850)
Prepaid expenses	3,563
Accounts payable	4,492
Net cash used in operating activities	(8,270)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	37,000
Net cash provided by financing activities	37,000

Net cash increase for period	28,730
Cash at beginning of period	5,000
Cash at end of period	$33,730

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited financial statements

38

GO2GREEN LANDSCAPING, INC.

Notes to the Financial Statements

June 30, 2016

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Regulation S-X. These interim unaudited financial statements do not include all of the information required for full annual financial statements and should be read in conjunction with the Company's audited financial statements for the period ended September 30, 2015, thereto contained herein this S-1 Registration Statement.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Concentrations

During the period ended June 30, 2016, revenue was comprised of one labor contract to an unrelated third party, in June 2016. This customer represented 100% of the revenue of the Company for the period ended June 30, 2016.  As of June 30, 2016, this same customer represented 100% of the accounts receivable.

NOTE 2 - GOING CONCERN

The accompanying unaudited interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of June 30, 2016, the Company has a loss from operations of $15,475, an accumulated deficit of $16,912 and has earned revenues of $850 during the nine month period. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended September 30, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

39

NOTE 3 - EQUITY

Preferred Stock

The Company has authorized 20,000,000 preferred shares with a par value of $0.001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 180,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the period ended June 30, 2016 the Company issued 3,700,000 shares of common stock for cash of $37,000.

As of June 30, 2016 and September 30, 2015, the Company has 13,700,000 and 10,000,000 shares issued and outstanding, respectively.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period ended June 30, 2016, revenue was comprised of one labor contract to an unrelated third party for $850.  The Company solely utilized the labor of the Company's management for the landscaping project in June 2016.

40

GO2GREEN LANDSCAPING, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

September 16, 2015 (Inception) through September 30, 2015

41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Go2green Landscaping, Inc.

Glendale, California

We have audited the accompanying balance sheet of Go2green Landscaping, Inc. (the "Company") as of September 30, 2015 and the related statements of operations, stockholders' deficit and cash flows for the period from September 16, 2015 (inception) through September 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of September 30, 2015 and the results of its operations and its cash flows for the period from September 16, 2015 (inception) through September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and negative operating cash flows which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 29, 2015

42

GO2GREEN LANDSCAPING, INC.

Balance Sheet

September 30,
2015
ASSETS
Current Assets:
Cash and cash equivalents	$5,000
Prepaid expenses	3,563
Total Current Assets	8,563

TOTAL ASSETS	$8,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities	-

Stockholders' Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding at September 30, 2015	-
Common stock, $0.001 par value, 180,000,000 shares authorized, 10,000,000 shares issued and outstanding at September 30, 2015	10,000
Accumulated deficit	(1,437)
Total Stockholders' Equity	8,563
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,563

See auditor's report and notes to the audited financial statements.

43

GO2GREEN LANDSCAPING, INC.

Statement of Operations

September 16, 2015 (Inception) to September 30, 2015

Revenues	$-

Operating Expenses
Professional fees	1,437
Total Operating Expenses	1,437

Loss from operations	(1,437)

Provision for Income Taxes	-

Net Loss	$(1,437)

Net Loss Per Common Share: Basic and Diluted	$(0.00)

Weighted average number of Common Shares Outstanding: Basic and Diluted	5,000,000

See auditor's report and notes to the audited financial statements

44

GO2GREEN LANDSCAPING, INC.

Statement of Changes in Stockholders' Equity

For the period September 16, 2015 (date of inception) through September 30, 2015

	Preferred stock		Common stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balance, September 16, 2015 (Inception)	-	$-	-	$-	$-	$-

Common Stock Issued for Cash at $0.001 per share	-	-	10,000,000	10,000	-	10,000
Net loss for the period	-	-	-	-	(1,437)	(1,437)

Balance, September 30, 2015	-	$-	10,000,000	$10,000	$(1,437)	$8,563

See auditor's report and notes to the audited financial statements

45

GO2GREEN LANDSCAPING, INC.

Statement of Cash Flows

September 16, 2015 (Inception) to September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Prepaid expenses	(3,563)
Net cash used in operating activities	(5,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	10,000
Net cash provided by financing activities	10,000

Net cash increase for period	5,000

Cash at beginning of period	-

Cash at end of period	$5,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

See auditor's report and notes to the audited financial statements

46

GO2GREEN LANDSCAPING, INC.

Notes to the Financial Statements

For the period September 16, 2015 (date of inception) through September 30, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Go2Green Landscaping, Inc., (the "Company") is a Nevada corporation incorporated on September 16, 2015. It is based in Glendale, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is September 30.

The Company intends to operate a landscape design and construction business that specializes in green, water-conserving products and services. The Company will offer customers in the South Beach area of Greater Los Angeles, the option to convert their current water-consuming gardens, into attractive alternative layouts that require a fraction of the water that is needed to sustain a traditional lawn. The company specializes in Faux Grass (artificial lawns), desert-oriented plants and grasses that are misers on water, as well as naturally-sourced landscaping stones and construction materials.

To date, the Company's activities have been limited to the sourcing of its material supply channels, initial branding efforts, and in its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $5,000 in cash and cash equivalents as of September 30, 2015.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

47

The following table sets forth the computation of basic earnings per share, from September 16, 2015 (Inception) to September 30, 2015:

September 16, 2015 (Inception) to September 30, 2015

Net loss	$(1,437)

Weighted average common shares issued and outstanding (Basic and Diluted)	5,000,000

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015.  The carrying values of our financial instruments, including, cash and cash equivalents and prepaid expense, approximate their fair values due to the short-term maturities of these financial instruments.

48

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ending September 30, 2015.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred. No advertising costs were incurred for the period ending September 30, 2015.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.  See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2015.

49

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, "Revenue Recognition." No revenue has been recognized from inception through September 30, 2015. However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;

ii)	Service has been provided;

iii)	The fee is fixed or determinable; and,

iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2015, the Company has a loss from operations of $1,437, an accumulated deficit of $1,437 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 20,000,000 preferred shares with a par value of $0.001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

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Common Stock

The Company has authorized 180,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (September 16, 2015) to September 30, 2015, the Company has issued a total of 10,000,000 common shares for cash of $10,000, as follows:

•	On September 24, 2015, the Company issued to its founders 10,000,000 shares of common stock at $0.001 per share for $10,000.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

September 30, 2015
Income tax expense at statutory rate	$(489)
Valuation allowance	489
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

September 30, 2015
NOL carry forward	$489
Valuation allowance	(489)
Net deferred tax asset	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $1,437 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively.  In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

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NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On September 24, 2015, the Company issued 10,000,000 shares of its common stock to officers and directors, at $0.001 per share for $10,000.

Other

The controlling shareholders have pledged their support to fund continuing operations during the development stage; however, there is no written commitment to this effect. The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is an officer and director of the Company.

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